UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
February 15, 2007

GARTNER, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-14443	04-3099750

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
P.O. Box 10212
56 Top Gallant Road
Stamford, CT 06902-7747
(Address of Principal Executive Offices, including Zip Code)
(203) 316-1111
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE, ELECTION, OR APPOINTMENT OF DIRECTORS OR OFFICERS; COMPENSATORY ARRANGEMENTS OF OFFICERS.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
SIGNATURES
EXHIBIT INDEX
EX-10.1: EMPLOYMENT AGREEMENT
EX-10.2: FORM OF STOCK APPRECIATION RIGHT AGREEMENT
EX-10.3: FORM OF RESTRICTED STOCK UNIT AGREEMENT

ITEM 5.02. DEPARTURE, ELECTION, OR APPOINTMENT OF DIRECTORS OR OFFICERS; COMPENSATORY ARRANGEMENTS OF OFFICERS.
On February 15, 2007, the Compensation Committee of the Board of Directors of Gartner, Inc. (the “Company” or “Gartner”) approved the following compensatory arrangements for the Company’s named executive officers (as most recently set forth in the Company’s proxy statement dated April 28, 2006 and who continue to serve in an executive officer capacity); i.e., Eugene A. Hall (chief executive officer), Christopher Lafond (chief financial officer), Robert C. Patton (president, Gartner Consulting) and Lewis G. Schwartz (senior vice president, general counsel and corporate secretary) (the “NEOs”), as follows:
Employment Agreement between Gartner and Eugene A. Hall.
On February 15, 2007, the Compensation Committee approved, and Gartner entered into, an Employment Agreement (the “Agreement”) with Eugene A. Hall, with an effective date of January 1, 2007, pursuant to which Mr. Hall will serve as chief executive officer of the Company. The Agreement supersedes the employment agreement dated as of October 15, 2004 between Mr. Hall and the Company.
The Agreement has an initial term of five years (expiring December 31, 2011), with automatic one year renewals commencing on the fifth anniversary, and continuing each year thereafter, unless either party provides the other with at least 60 days prior written notice of an intention not to extend the term. Under the Agreement, Mr. Hall’s annual base salary initially is $702,975, subject to adjustment on an annual basis by the Board or Compensation Committee. Additionally, Mr. Hall will be entitled to participate in the Company’s executive bonus program. His annual target bonus will be equal to 100% of his annual base salary, and may be adjusted for over- or under-achievement of Company and individual objectives, provided, however, that the maximum actual bonus will not exceed 200% of Mr. Hall’s base salary. The Agreement also provides that the Company will, in good faith, include Mr. Hall in the Company’s slate of nominees for election to the board of directors.
The Agreement further provides that Mr. Hall will receive an annual incentive award with an aggregate value (using the Black-Scholes-Merton valuation method for stock appreciation rights and the fair market value of the Company’s common stock, or such other valuation method, as the Compensation Committee may use to value equity-based incentive awards) equal to $7,000,000 minus the sum of base salary and target bonus for the year of grant. Each year’s incentive award will be divided between restricted stock units and stock appreciation rights, with the number of restricted stock units being subject to adjustment for over- or under-achievement of Company objectives. For 2007, the incentive award has an aggregate value of $5,594,050, and was divided such that 70% of the aggregate value will be in the form of restricted stock units, and 30% of the aggregate value will be in the form of stock appreciation rights. All 2007 incentive awards will vest over 4 years, assuming continued service, and vest in full upon a change in control.
Additionally, the Agreement provides that Mr. Hall is entitled to receive all benefits provided to senior executives, executives and employees of the Company generally from time to time, including medical, dental, life insurance and long-term disability, in each case so long as and to the extent the same exist.
Pursuant to the Agreement, if the Company terminates the employment of Mr. Hall involuntarily and without business reasons, or a constructive termination occurs, or if the Company elects not to renew the Agreement upon the expiration of the employment term and Mr. Hall, within 90 days following the expiration of the employment term, terminates his employment, then, subject to Mr. Hall signing and not revoking a general release of claims against the Company and its successors, Mr. Hall will be entitled to receive the following: (i) base salary and paid time off (“PTO”) accrued through the termination date plus continued base salary for a period of thirty-six (36) months following the termination date, with the first payment made on the first regular payroll date that is at least six (6) months after the termination date (for continuation of salary from the termination date through the first payment date) and thereafter, in accordance with the Company’s regular payroll schedule as in effect from time to time, (ii) 300% of Mr. Hall’s target bonus for the fiscal year in which the termination date occurs, payable in a lump sum as soon as practicable following the six (6) month period commencing on the termination date, and any earned but unpaid bonus from the prior fiscal year which will be paid at the same time as bonuses for that fiscal year are paid to the other Company executives, (iii) 36 months’ continued vesting of all outstanding stock options, incentive awards and other equity arrangements subject to vesting and held by Mr. Hall (all such awards with an exercise feature will remain exercisable for 30 days following the last day of such 36 month continued vesting period, subject to the maximum term of the award), and (iv) reimbursement for premiums incurred to continue group health benefits (or, at the Company’s election, to obtain substantially similar health benefits through a third party carrier) for thirty-six (36) months for Mr. Hall, his spouse and any children, provided that Mr. Hall makes the appropriate COBRA election. Additionally, any incentive awards that have accrued prior to the termination date will be granted to Mr. Hall on the first day of the first open trading window for executives after the termination date. Payment of severance amounts is conditioned upon compliance with 36 month non-competition and non-solicitation covenants set forth in the Agreement.
In the event of a change in control, Mr. Hall will be entitled to receive the following: (i) base salary and PTO accrued through the date of the change in control plus an amount equal to three (3) years base salary then in effect, and (ii) an amount equal to three (3) times Mr. Hall’s target bonus for the fiscal year in which the change in control occurs, in each case, payable immediately upon a change in control. Additionally, Mr. Hall will be entitled to (a) for at least three (3) years following the date of the change in control (even if Mr. Hall ceases employment), continuation of group health benefits at the Company’s cost pursuant to the Company’s standard programs as in effect from time to time (or at the Company’s election substantially similar health benefits as in effect at the termination date (if applicable), through a third party carrier) for Mr. Hall, his spouse and any children, and (b) thereafter, to the extent COBRA shall be applicable, continuation of health benefits for such persons at Mr. Hall’s cost, for a period of 18 months or such longer period as may be applicable under the Company’s policies then in effect, provided that Mr. Hall makes the appropriate COBRA election and payments. If Mr. Hall’s employment is terminated within 12 months following a change in control, he will not be entitled to any severance and all payments under the Agreement will cease. Additionally, any incentive awards that have accrued prior to the change in control date will be granted to Mr. Hall prior to the change in control.
Pursuant to the Agreement, Mr. Hall will also receive additional payments for any excise tax and related payments owed by Mr. Hall to the extent that change of control payments constitute “parachute payments” under Section 280G of the Internal Revenue Code on a grossed-up basis.
The Employment Agreement between the Company and Mr. Hall is attached hereto as Exhibit 10.1 and incorporated herein by reference.
2006 Long Term Incentive Award. As previously disclosed in a Report on Form 8-K dated March 15, 2006, the 2006 Long Term Incentive Award to NEOs consisted of a combination of Stock Appreciation Rights (SARs) and Restricted Stock Units (RSUs). The actual number of RSUs to be granted ranged from 0% to 200% of the target amount (100%) depending upon the achievement of certain targets set by the Committee on March 15, 2006 for Gartner’s Total Sales Bookings for its Research segment. On February 15, 2007, the Compensation Committee finally determined the achievement of the target for the 2006 Long — Term Incentive Award and approved the award on February 15, 2007 of 164.5% of the target number of RSUs to the NEOs as follows:

Name	Target RSUs	Actual RSUs
Eugene Hall	204,000	335,580
Christopher Lafond	48,000	78,960
Robert Patton	24,000	39,480
Lewis Schwartz	24,000	39,480
2007 Bonus Plan. On February 15, 2007, the Compensation Committee approved Gartner’s 2007 Corporate Bonus Plan (the “Bonus Plan”) and established aggregate annual target bonus amounts that may be earned for fiscal year 2007 under the Bonus Plan by Messrs. Hall, Lafond, Patton and Schwartz of $702,975, $244,260, $385,600 and $218,520, respectively. These amounts are target bonus amounts (100%), and the amounts of bonuses ultimately payable will range from 0% to 200% of target based upon the achievement in 2007 of certain company-wide goals relating to EBITDA and net Contract Value increase. These amounts represent 100% of base salary for Mr. Hall, 80% of base salary for Mr. Patton and 60% of base salary for Messrs. Lafond and Schwartz. NEOs (other than Mr. Hall) received a 2007 Company-wide salary merit increase of approximately 4% that will be implemented on a Company-wide basis effective April 1, 2007. Mr. Hall’s salary was adjusted pursuant to the Agreement (as discussed above).
2007 Long — Term Incentive Award. On February 15, 2007, the Compensation Committee approved and made 2007 annual long-term incentive equity awards consisting of Stock Appreciation Rights (SARs) and Restricted Stock Units (RSUs) to the NEOs as follows:

Name	Number of SARs	Target Number of RSUs*
Eugene Hall	210,139	179,214
Christopher Lafond	58,547	49,931
Robert Patton	29,273	24,965
Lewis Schwartz	29,273	24,965

*	Adjusted as described in the narrative below
     Stock Appreciation Rights. The Stock Appreciation Right Agreements provide for the grant of a number of stock appreciation rights that will be paid in shares of Gartner common stock once the applicable vesting criteria have been met. Assuming continued service through each vesting date, the SARs vest in four equal annual installments commencing February 15, 2008. Upon payout of the shares, the recipient must pay a purchase price per share equal to the value of Gartner’s common stock on the date of grant ($21.85). The Company will withhold a portion of the shares subject to the grant to cover applicable tax withholding, unless the Company requires or otherwise permits the recipient to make alternative arrangements for payment of taxes due, satisfactory to the Company.
     Restricted Stock Units. The Restricted Stock Unit Agreements provide for the grant of a number of RSUs that will be paid in shares of Gartner common stock once the applicable vesting criteria have been met. The actual number of RSUs granted depends upon the achievement of certain targets set by the Compensation Committee relating to Gartner’s 2007 net Contract Value increase. The actual number of RSUs awarded may be between 0% and 200% of the target number depending on whether and the extent to which the targets are achieved. Assuming continued service through each vesting date, the RSUs vest in four equal annual installments commencing February 15, 2008. Upon payout of the shares, the recipient must pay a purchase price per share equal to the par value ($.0005) of Gartner’s common stock. The Company will withhold a portion of the shares subject to the grant to cover applicable tax withholding, unless the Company requires or otherwise permits the recipient to make alternative arrangements for payment of taxes due, satisfactory to the Company.
     Stockholder Rights. SAR and RSU recipients generally will not have any of the rights of a Gartner stockholder, including voting rights and the right to receive dividends and distributions, until after actual shares of Gartner common stock are issued in respect of the award, which is subject to prior satisfaction of the vesting and other criteria relating to such grants.
     The Forms of Stock Appreciation Right Agreement and Restricted Stock Unit Agreement are attached hereto as Exhibit 10.2 and Exhibit 10.3, respectively, and are incorporated by reference herein.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
     (d) Exhibits

EXHIBIT NO.	DESCRIPTION
10.1	Employment Agreement between Eugene A. Hall and Gartner, Inc. dated February 15, 2007
10.2	Form of Stock Appreciation Right Agreement
10.3	Form of Restricted Stock Unit Agreement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gartner, Inc.
Date: February 16, 2007	By:	/s/ Christopher Lafond
Christopher Lafond
Executive Vice President, Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
10.1	Employment Agreement between Gartner, Inc. and Eugene A. Hall dated February 15, 2007
10.2	Form of Stock Appreciation Right Agreement
10.3	Form of Restricted Stock Unit Agreement